EXECUTION COPY
Exhibit 10.2
AMENDMENT TO EMPLOYMENT AGREEMENT
     This AMENDMENT (“Amendment”) to the Employment Agreement, effective as of October 26, 2008 (the “Employment Agreement”) is made and effective as of March 6, 2009, by and among General Growth Properties, Inc., a Delaware, corporation (the “Company”), GGP Limited Partnership, a Delaware limited partnership (the “Partnership”), and Thomas H. Nolan, Jr. (the “Executive”). Any capitalized term used but not defined herein shall have the meaning ascribed thereto in the Employment Agreement, except as otherwise provided.
          WHEREAS, the Company and the Executive entered into the Employment Agreement on October 26, 2008; and
          WHEREAS, the parties hereby desire to amend the Employment Agreement in accordance with Section 11 of the Employment Agreement;
          NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained and in the Employment Agreement, and intending to be legally bound hereby, the parties hereto agree that the Employment Agreement is hereby amended as follows:
1.	Section 1 is hereby deleted in its entirety and is replaced with the following:

1. Employment Period. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to work in the employ of the Company, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on December 31, 2010 (the “Employment Period”).

2.	The first sentence of Section 2(a)(i) is hereby amended to remove the word “interim” such that the first sentence shall read as follows:

(i) During the Employment Period, the Executive shall serve as President of the Company and of the Partnership, with the appropriate authority, duties and responsibilities attendant to such position and other duties that may be reasonably assigned by the Company’s Board of Directors (the “Board”).

3.	Section 2(b)(ii) is hereby deleted in its entirety and is replaced with the following:

(ii) Bonus. During the period of employment through October 25, 2009, the Executive shall be entitled to receive a bonus of $1,600,000, payable in four equal installments (subject to the Executive’s continued active employment with the Company on such payment date) of $400,000 on February 2, 2009, May 2, 2009, August 2, 2009 and October 25, 2009 (such payments collectively, the “Fixed Bonus”). In addition, subject to the Executive’s employment through October 25,

2009, the Executive shall be entitled to receive a bonus of $800,000, with such amount subject to reduction by the Compensation Committee of the Board (the “Compensation Committee”) in its sole discretion, to the extent the Compensation Committee determines that the Company’s performance or the Executive’s personal performance warrant such reduction (the “Discretionary Bonus”); provided, that any Discretionary Bonus shall be paid to the Executive by November 11, 2009. From and after October 26, 2009, the Executive shall be entitled to participate in the Company’s then applicable bonus plans in a manner commensurate with his position, as may be determined by mutual agreement of the Compensation Committee and Executive.

4.	Section 2(b)(iii) is hereby amended to add the following new sentence at the end of that section:

From and after October 26, 2009 the Executive shall participate in the Company’s then applicable equity plans and be eligible to receive equity awards in a manner commensurate with his position, as determined by the Compensation Committee in its sole discretion.

5.	Section 2(b)(iv) is hereby deleted in its entirety and replaced with the following:

(iv) Indemnification and Liability Insurance. The Company shall continue to indemnify the Executive pursuant to the indemnification agreement between the Company and the Executive dated February 25, 2009 (the “Indemnification Agreement”), and the Indemnification Agreement shall remain effective for a period of 6 years following the time the Executive’s employment is terminated.

6.	Section 2(c)(ii) is hereby deleted in its entirety and replaced with the following:

(ii) Relocation. The Executive shall relocate his principal residence from Scottsdale, Arizona to the Chicago, Illinois metropolitan area and the Company shall reimburse Executive (or pay directly) for his reasonable direct or indirect relocation expenses (including temporary housing) as approved by the Compensation Committee. The relocation benefits are intended to be in a manner commensurate with Executive’s position with the Company.

     IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of the Company and by the Executive, as of the date first above written.

THE EXECUTIVE:	THE COMPANY: GENERAL GROWTH PROPERTIES, INC.
/s/ Thomas H. Nolan, Jr.
Thomas H. Nolan, Jr.

By:	/s/ Ronald L. Gern
	Name:	Ronald L. Gern
	Title:	Authorized Officer

THE PARTNERSHIP: GGP Limited Partnership
By:	/s/ Ronald L. Gern
	Name:	Ronald L. Gern
	Title:	Authorized Officer

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